Exhibit 99.1

PARTNERRE LTD.
AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS SHARE PLAN

Effective May 16, 2012

Section 1. Purpose.

The Amended and Restated Non-Employee Directors Share Plan is designed to enhance the ability of the Company to attract, retain and reward outside directors of the Company with equitable and competitive compensation opportunities and to allow outside directors of the Company to share in the share ownership of the Company.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(b) “Alternative Award” shall mean an Award granted pursuant to Section 10.

(c) “Award” shall mean any Option, award of Restricted Shares or Restricted Share Units, Alternative Award or Other Share-Based Award granted under the Plan.

(d) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Change in Control” shall occur when (i) any “person” within the meaning of Section 13(d) of the Exchange Act, other than the Company, a Subsidiary or any employee benefit plan(s) sponsored by the Company or any Subsidiary, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty (50%) of the combined voting power of the Company’s outstanding voting securities generally in the election of directors; (ii) at any time during a period of twelve (12) consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, provided that any person subsequently becoming a director whose election, or nomination for election by the Company’s shareholders was on the recommendation or with the approval of at least two-thirds of the directors comprising the Board on the effective date of this Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director,

Amended and Restated Non-Employee Directors Share Plan May 16, 2012

without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Board at the beginning of such period; and provided further that, notwithstanding the foregoing, no such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a−11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board shall in any event be considered to be a director in office at the beginning of such period; (iii) any one “person”, or more than one “person” acting as a group (as determined under U.S. Treasury Regulation Section 1.409A-3(i)(f)(v)(B)), other than any Subsidiary, acquires (or has acquired during the 12- month period ending on the  date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value (as determined in good faith by the Board without regard to any liabilities associated with such assets) of more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; or (iv) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), other than with a wholly-owned Subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or ultimate parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity, or the ultimate parent thereof, outstanding immediately after such Transaction.

(g) “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean the Nominating & Governance Committee of the Board, or such other committee as may be appointed by the Board, which shall be the administrative committee for the Plan.

(i) “Company” shall mean PartnerRe Ltd., a Bermuda corporation together with any successor thereto.

(j) “Event” shall mean any of the corporate transactions or events described in Section 6(d).

(k) “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

(l) “Exercise Price” shall mean the purchase price per Share under the terms of an Option as determined pursuant to Section 7 of the Plan.

(m) “Expiration Date” shall mean the final date of the term of an Option, which shall be fixed by the Committee pursuant to Section 7(b) of the Plan.

Amended and Restated Non-Employee Directors Share Plan May 16, 2012

(n) “Fair Market Value” with respect to a Share shall mean, (i) if the Shares are listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (ii) if the Shares are not listed on any national securities exchange but are quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the closing sale price reported on such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If the Shares are not quoted on NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Committee in good faith to be the fair market value per Share, on a fully diluted basis.

(o) “Option” shall mean the right to purchase Shares granted under Section 7.

(p) “Other Share-Based Award” shall mean any right granted under Section 9.

(q) “Outside Director” shall mean any director of the Company who is not an employee of the Company or any of its Affiliates.

(r) “Participant” shall mean an individual granted an Award under the Plan.

(s) “Person” shall mean an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary.

(t) “Plan” shall mean this PartnerRe Ltd. Amended and Restated Non-Employee Directors Share Plan, as may be amended from time to time.

(u) “Plan Year” shall mean, with respect to an Outside Director, the period commencing at the time of election of directors at an annual meeting of shareholders of the Company (or the election of a class of directors if the Company then has a classified board), or such Outside Director’s initial election or appointment to the Board if not at such an annual meeting of shareholders, and continuing until the close of business of the day preceding the next annual meeting of shareholders of the Company.

(v) “Policies” shall mean policies established from time to time by the Board as set forth in Section 4.

(w) “Restricted Share” shall mean any Share granted under Section 8.

Amended and Restated Non-Employee Directors Share Plan May 16, 2012

(x) “Restricted Share Unit” shall mean a contractual right granted under Section 8 that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100 percent) upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

(y) “Retainer Fees” shall mean all retainer fees including, without limitation, meeting or chair fees, payable to an Outside Director in his or her capacity as such for services to the Board.

(z) “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

(aa) “Shares” shall mean common shares of the Company, $1.00 par value.

(bb) “Subsidiary” shall mean any corporation of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company and otherwise as provided in Section 86 of the Companies Act 1981 of Bermuda.

Section 3. Eligibility.

All Outside Directors shall be eligible to receive Awards under the Plan.

Section 4. Outside Director Awards.

(a) Awards shall be granted to Outside Directors in accordance with Policies established from time to time by the Board specifying (i) the classes of directors (if the Company then has a classified board) to be granted such Awards; (ii) the type or types of Awards to be granted to Participants under the Plan; (iii) the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards and (iv) the time(s) at which such Awards shall be granted.

(b) All decisions of the Board and of the Committee shall be final, conclusive and binding upon all parties, including the shareholders and the Participants.

(c) Notwithstanding the foregoing, the maximum number of Shares to which all Awards granted to any Outside Director in a single Plan Year may relate shall not exceed 30,000 for the Chairman or 20,000 for any Outside Director.

Section 5. Administration.

(a) The Plan shall be administered by the Committee. All actions by the Committee shall be subject to and consistent with the Policies. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

Amended and Restated Non-Employee Directors Share Plan May 16, 2012

(b) Subject to the terms of the Plan, Policies and applicable law, the Committee shall have full power and authority to: (i) determine the terms and conditions of any Award; (ii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (iii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (iv) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (v) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vi) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; (vii) correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee decides necessary or desirable; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Section 6. Shares Available for Awards.

(a) Subject to adjustment as provided below, the number of Shares available for issuance under the Plan shall be 1,200,000 and the maximum number of Shares with respect to which Awards may be made under Section 8 shall be 800,000 (it being understood that the number of Shares available for Awards made under Section 8 after May 16, 2012 shall be 94,058).

(b) If, after the effective date of the Plan, any Shares covered by an Award, or to which such an Award relates, terminate, lapse or are forfeited or cancelled, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan.

(c) Any Shares delivered pursuant to an Award will consist of newly issued Shares.

(d) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including without limitation the Share limits set forth in Section 4(c) and Section 6(a), (ii) the number and type of Shares (or other securities or

Amended and Restated Non-Employee Directors Share Plan May 16, 2012

property) subject to outstanding Awards, and (iii) the grant, purchase, or Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Section 7. Options.

Options granted under the Plan shall be, as determined by the Committee, non-qualified share options for U.S. federal income tax purposes (or other types of Options in jurisdictions outside the United States), as evidenced by the related Award documents, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent with the provisions of the Plan and the Policies, as the Committee shall determine:

(a) Exercise Price. The Exercise Price per Share under an Option shall not be less than the Fair Market Value per Share on the date of grant.  Except in connection with an action taken pursuant to Section 6(d), no Option shall be amended or replaced in any manner that would have the effect of reducing the Exercise Price of such Option established at the time of grant thereof.

(b) Term. The term of each Option shall be fixed by the Committee; in no event, however, shall the period for exercising an Option extend more than 10 years from the date of grant.

(c) Payment for Shares. Payment for Shares acquired pursuant to Options granted hereunder shall be made in full, or adequate provision made therefor, upon exercise of the Options (i) in immediately available funds in United States dollars, by wire transfer, certified or bank cashier’s check; (ii) by surrender to or withheld by the Company of Shares that have a Fair Market Value equal to such aggregate exercise price and/or any taxes withheld with respect to such exercise and which satisfy such other requirements as the Committee may impose (including by Net-Settled Exercise, as defined below); (iii) by delivering to the Company a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate Exercise Price; (iv) by any combination of (i), (ii), or (iii) above; or (v) by any other means approved by the Committee. Notwithstanding the above, should any taxes be withheld in accordance with Section 7(c)(ii) in connection with a Net-Settled Exercise pursuant to Section 7(d), then Fair Market Value of Shares withheld to pay such taxes shall be calculated in accordance with Section 7(d).

(d) Net-Settled Exercise.  Any Option granted hereunder may be exercised such that such Option is settled by delivery to the Participant of a number of Shares having a Fair Market Value equal to the excess of the Fair Market Value of all the Shares underlying the Option (or portion thereof being so exercised) over the aggregate exercise price thereof (such exercise, a “Net-Settled Exercise” and the resulting net shares delivered to the Participant, the “Net Shares”). To effect a Net-Settled Exercise of any Option, the Participant must complete and return to the Company a notice of intent to exercise such

Amended and Restated Non-Employee Directors Share Plan May 16, 2012

Option through a Net-Settled Exercise (the “Net-Settlement Notice”).  Once the Company receives the Net-Settlement Notice, the Net-Settled Exercise of any Option so indicated in such Net-Settlement Notice shall be deemed irrevocable and any Net Shares resulting from such Net-Settled Exercise shall be delivered to the Participant on the third business day following the day on which the Company receives the Net-Settlement Notice, with the number of Net Shares to be determined using the Fair Market Value of a Share on the day on which the Company receives the Net-Settlement Notice.

Notwithstanding as defined or as applicable anywhere else in this Plan, for the purposes of this Section 7(d) only, “Fair Market Value” of a Share on a given date means (A) if the Shares are listed on a national securities exchange, the average of the high and low sale prices reported as having occurred on the primary exchange with which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Shares are not listed on any national securities exchange but are quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average of the high and low sale prices reported on such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If the shares are not listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Committee in good faith to be the fair market value per Share, on a fully diluted basis.

Section 8. Restricted Shares and Restricted Share Units.

(a) The Committee is hereby authorized to grant, or to provide for the automatic grant of, Awards of Restricted Shares and Restricted Share Units pursuant to the Policies to Participants.

(b) Restricted Shares and Restricted Share Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Restricted Share or the right to receive any dividend or other right or property), which restrictions may lapse, be lifted or waived separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c) Any Restricted Share granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a share certificate or certificates. In the event any share certificate is issued in respect of Restricted Shares granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares. During the applicable restricted period, such certificates shall remain in the custody of the Company or its agent.

Section 9. Other Share-Based Awards.

The Committee is hereby authorized to grant, or to provide for the automatic grant of, such other Awards (including, without limitation, share appreciation rights and rights to

Amended and Restated Non-Employee Directors Share Plan May 16, 2012

dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan and the Policies. Subject to the terms of the Plan and the Policies, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

Section 10. Receipt of Alternative Awards in Lieu of Retainer Fees.

If and to the extent provided by the Policies, a Participant may elect to receive up to 100 percent of his or her Retainer Fees in Alternative Awards which may be Shares, Restricted Share Units, Options or other Awards, subject to such terms and conditions as the Committee shall determine.

Section 11. General Provisions Applicable to Awards.

(a) Awards shall be granted for no cash consideration or for such minimal consideration as may be required by applicable law.

(b) Awards may be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan and the Policies, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) No Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or in the case of Awards that are forfeited or canceled, to the Company); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise

Amended and Restated Non-Employee Directors Share Plan May 16, 2012

the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

(e) Notwithstanding Section 11(d) to the contrary, Awards may be transferred to family members or trusts during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act specified by the Securities and Exchange Commission). A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(f) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) Except to the extent specifically provided to the contrary in any Award Agreement and subject to Section 12(e), upon a Change in Control, all Awards shall become fully vested and exercisable, and any restrictions applicable to any Award shall automatically lapse.

Section 12. Amendment and Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any

Amended and Restated Non-Employee Directors Share Plan May 16, 2012

jurisdiction in a tax-efficient manner and in compliance with local rules and regulations. Without limiting the generality of the foregoing, if the implementation of any provision of the Plan or any Award would cause any Outside Director to incur adverse tax consequences under Section 409A or Section 457A of the Code, the implementation of such provision shall be delayed until the first time at which the provision’s implementation would not cause adverse tax consequences under such Section 409A or Section 457A, as applicable.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan without the consent of the affected Participant, holder or beneficiary; and provided further that, except as provided in Section 6(d), no such action shall reduce the Exercise Price of outstanding Options or cancel outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the Exercise Price of the original Option without the approval of the shareholders of the Company.

(c) The Committee may, in its sole discretion, amend, or otherwise modify, without Board or shareholder approval, the terms of the Plan or Awards; provided that such amendment or other modification shall not increase the total number of shares reserved for purposes of the Plan without the approval of the shareholders of the Company.

(d) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, an Event affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e) In connection with a Change in Control or an Event, the Committee may, in its discretion (i) cancel any or all outstanding Awards under the Plan in consideration for payment to the holder of each such cancelled Award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such Award had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the exercise price if any that would have been payable therefore, or (ii) if the net amount referred to in clause (i) would be negative, cancel such Award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Committee’s discretion.

Amended and Restated Non-Employee Directors Share Plan May 16, 2012

Section 13. Miscellaneous.

(a) No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(c) The grant of an Award shall not be construed as giving a Participant the right to be retained in the service of the Company. Further, the Board may at any time terminate the services of a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties.

(d) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(e) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 14. Effective Date of Plan.

The Plan, as amended and restated, shall be effective as of May 16, 2012, the date of its approval by the shareholders of the Company.

Section 15. Term of the Plan.

This Plan shall have a term of ten years, beginning on the effective date of the Plan and ending on May 16, 2022. No Award shall be granted under the Plan after the

Amended and Restated Non-Employee Directors Share Plan May 16, 2012

conclusion of the tenth year. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date subject to the applicable rules of Section 409A of the Code.

Section 16. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of Bermuda without regard to conflicts of laws.

Section 17. Section 409A of the Code.

The Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly.  If any provision of the Plan would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.  For the avoidance of doubt, nothing in the Plan is intended to guarantee that participants of the Plan will not be subjected to the payment of “additional tax” or interest under Section 409A, and nothing in the Plan permits participants of the Plan to seek or obtain such indemnification from the Company for any such “additional tax” or interest.

*           *           *

Amended and Restated Non-Employee Directors Share Plan May 16, 2012